SCHEDULE 14C
                 INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                          Securities Exchange Act of 1934


Check the appropriate box:
[x]  Preliminary Information Statement   [  ] Confidential, for use of
                                              the Commission only

[ ]  Definitive Information Statement


                           Rascals International, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
   [x]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1)   Title of each class of securities to which transaction applies:
  ..................................................................

    2)   Aggregate number of securities to which transaction applies:

  ..................................................................

    3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

    4)   Proposed maximum aggregate value of transaction:

  ..................................................................

    5)   Total fee paid:

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   [  ]   Fee paid previously with preliminary materials.

   [  ]   Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)    Amount Previously Paid:

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    2)    Form, Schedule or Registration Statement No.:

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    4)    Date Filed:

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                         RASCALS INTERNATIONAL, INC.
                     414 Eagle Rock Avenue, Suite 308
                        West Orange, New Jersey 07052


                            INFORMATION STATEMENT



To the Holders of Common Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the Common Stock of Rascals International, Inc., have given their written consent to a resolution adopted by the Board of Directors of Rascals to amend the certificate of incorporation of Rascals so as to effect a reverse split of Rascals Common Stock in the ratio of 1:500. We anticipate that this Information Statement will be mailed to shareholders of record on February___, 2003. On or after March___, 2003, the amendment to the Certificate of Incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Rascals will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to Rascals' certificate of incorporation.



                      WE ARE NOT ASKING YOU FOR A PROXY.
                  YOU ARE REQUESTED NOT TO SEND US A PROXY.



February___, 2003                  EDUARDO RODRIGUEZ, President

           VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on February 10, 2003 (the "Record Date"). On the Record Date, 50,000,000 shares of common stock, par value $0.001, were authorized. Each share of common stock is entitled to one vote. On the Record Date, there were 46,000,000 shares of common stock issued, outstanding and entitled to vote.

     Rascals has issued only one class of equity securities: its common stock. The following table sets forth information regarding the common stock beneficially owned (i) by any person who, to our knowledge, owned beneficially more than 5% of the common stock as of February 10, 2003 (ii) by all members of Rascals' Board of Directors, and (iii) by the directors and officers of Rascals as a group. None of the persons identified below owns any securities issued by Rascals other than the common stock listed below.

                                Amount and
                                Nature of
Name and Address                Beneficial           Percentage
of Beneficial Owner(1)          Ownership(2)         of Class
------------------------------------------------------------------------
Eduardo Rodriguez               18,827,371(3)          40.9%

Michael Margolies               16,606,538(4)          36.1%

Gary Marks                         375,000              0.8%

All Officers and Directors
 As a Group (3 persons)         22,202,371(3)(4)       48.3%

____________________________________

(1) The address of each shareholder is c/o Rascals International, Inc., 414 Eagle Rock Avenue, West Orange, NJ 07052
(2)  All shares are owned of record unless otherwise indicated.
(3)  The shares beneficially owned by Mr. Rodriguez include:
   - 6,803,269 shares owned of record by Rodmar Holdings, LLC and 6,803,269 shares owned of record by Marod Holdings, LLC. Mr. Rodriguez is one of the two Managers of Rodmar and of Marod. Mr. Rodriguez' wife owns a 50% interest in Rodmar and a 50% interest in Marod in trust for their minor children;
   - 5,220,833 shares pledged to Hudson United Bank to secure the mortgage loan on Rascal's Ocean, New Jersey premises; and
   - 50,000 shares held by minor children of Mr. Rodriguez.
(4)  The shares beneficially owned by Mr. Margolies include:
   - 2,000,000 shares owned of record by The Margolies Family Trust. The Trustee of the Margolies Family Trust is Mr. Margolies' spouse, and the beneficiaries of the Trust are Mr. Margolies' spouse and children; and
   - 6,803,269 shares owned of record by Rodmar Holdings, LLC and 6,803,269 shares owned of record by Marod Holdings, LLC. Mr. Margolies is one of the two Managers of Rodmar and of Marod. The Margolies Family Trust owns a 50% interest in Rodmar and a 50% interest in Marod.


                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
              TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

     The Board of Directors of Rascals International has unanimously adopted a resolution to file an amendment to Rascals' Certificate of Incorporation that will effect a reverse split of Rascals' common stock at the ratio of 1:500 (the "Reverse Split"). The holders of shares representing a majority of Rascals common stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the shares is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after March ___, 2003, and it will become effective on the date of such filing (the "Effective Date").

     The Amendment to the Certificate of Incorporation provides that each 500 shares of common stock outstanding on the Effective Date will be exchanged for one post-Reverse Split share of Rascals common stock ("New Common Stock"). No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive cash based on a price of $4.50 per share.


               Reasons for Approving the Reverse Stock Split

     Rascals requires additional financing to fund its plan for continued growth. The Board of Directors has reviewed various alternatives for additional financing and has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and so improve Rascals' prospects for obtaining additional financing.
It is hoped that the Reverse Split will increase the per share market price of the common stock.

     Recently, the market price for Rascals' common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, Rascals is not likely to obtain any additional financing. Accordingly, the Board believes that the proposed Reverse Split is essential to Rascals' prospects for raising additional financing through the sale of its common stock or derivative securities.

                      General Effect of the Reverse Split

     The New Common Stock will not be different from the common stock held by Rascals' shareholders prior to the Reverse Split. The holders of the New Common Stock will have the same relative rights following the Effective Date as they had before the Effective Date.

     The table below shows the effect of the Reverse Split on the aggregate
number of common shares outstanding at February 10, 2003.   The column labeled
"After Reverse Split" does not reflect any adjustments that may result from the repurchase of fractional shares. We cannot calculate at this time the number of fractional shares that will result from the Reverse Split.

                                 Prior to         After
                                 Reverse Split    Reverse Split
                                 -------------    -------------
Shares of Common Stock:
   Authorized..................   100,000,000      100,000,000
   Issued and outstanding......    46,000,000           92,000
   Available for issuance......     4,000,000       99,908,000
   Par value per share.........       $ 0.001          $ 0.001


       Exchange of Stock Certificates and Liquidation of Fractional Shares

     On the Effective Date the outstanding certificates representing shares of Rascals' common stock will be automatically converted into certificates representing shares of New Common Stock. Every shareholder who surrenders a certificate representing shares of common stock to Rascals' transfer agent will receive a certificate representing the appropriate number of shares of New Common Stock, together with a cash payment in lieu of a fractional share, if any. Rascals' transfer agent is:

                    Interwest Transfer Company, Inc.
                    1981 East 4800 South, Suite 100
                    Salt Lake City, UT 84117
                    Telephone: (801) 272-9294
                    Fax: (801) 277-3147


                            No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the Reverse Split.

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